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                                                                      EXHIBIT 12



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  Verizon Communications Inc. and Subsidiaries


(Dollars in Millions)                                                        SIX MONTHS ENDED JUNE 30, 2001
---------------------                                                        ------------------------------
Income before provision for income taxes, extraordinary item and
   cumulative effect of change in accounting principle                                    $1,854
Minority interest                                                                            307
Equity in loss from unconsolidated businesses                                              3,448
Dividends from unconsolidated businesses                                                      95
Interest expense                                                                           1,830
Portion of rent expense representing interest                                                212
Amortization of capitalized interest                                                          35
                                                                                          ------
Income, as adjusted                                                                       $7,781
                                                                                          ======

Fixed charges:
Interest expense                                                                          $1,830
Portion of rent expense representing interest                                                212
Capitalized interest                                                                         177
Preferred stock dividend requirement                                                          10
                                                                                          ------
Fixed charges                                                                             $2,229
                                                                                          ======

Ratio of earnings to fixed charges                                                          3.49
                                                                                          ======